UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 13, 2008
(Date of earliest event reported)

Hercules Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00496	51-0023450
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of Principal Executive Offices, including zip code)

(302) 594-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 13, 2008, Ashland Inc. (“Ashland”) completed the acquisition (the “Merger”) of Hercules Incorporated (“Hercules”) pursuant to the terms of the Agreement and Plan of Merger, dated as of July 10, 2008 among Ashland, Ashland Sub One, Inc. and Hercules Incorporated (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, each of the issued and outstanding shares of common stock, no par value, of Hercules was converted into the right to receive 0.0930 of a share of Ashland common stock and $18.60 in cash, without interest.  The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K, dated July 11, 2008, filed by Hercules on July 14, 2008 and is incorporated into this Item 2.01 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 13, 2008, in accordance with the provisions of an Indenture between Hercules and The Bank of New York Mellon, successor to Bankers Trust Company, as trustee, dated as of August 15, 1985 (the “8% Indenture”), governing Hercules’ 8% Convertible Subordinated Debentures due 2010 (the “8% Debentures”), all of the $2.173 million in aggregate principal amount of outstanding 8% Debentures was called for redemption on December 3, 2008, at a redemption price of 100% of the principal amount plus accrued interest to the December 3, 2008 redemption date.  On November 13, 2008, Ashland, on behalf of Hercules, deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on all outstanding 8% Debentures and interest to the redemption date.  As of the date of that deposit, the 8% Indenture was satisfied and discharged.

Also on November 13, 2008, in accordance with the provisions  of an Indenture between Hercules and Wells Fargo Bank, N.A., as trustee, dated as of April 8, 2004 (the “6.75% Indenture”), governing Hercules’ 6.75% Senior Subordinated Notes Due 2029 (the “6.75% Notes”), all of the $250 million in aggregate principal amount of outstanding 6.75% Notes was called for redemption on December 15, 2008, at a redemption price equal to the principal amount plus the applicable premium of 5.00942% as required by the 6.75% Indenture plus accrued interest to the December 15, 2008 redemption date.  On November 13, 2008, Ashland, on behalf of Hercules, deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on all outstanding 6.75% Notes, as well as the applicable premium and interest to the redemption date.  As of the date of the deposit, the 6.75% Indenture was satisfied and discharged.

Item 3.01.                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2008, Ashland notified the New York Stock Exchange (the “NYSE”) of the anticipated closing date of the Merger and requested that the class of shares of common stock of Hercules be removed from listing on the NYSE immediately following the completion of the Merger.   In connection with such notification and request, Ashland requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to remove shares of common stock of Hercules from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934.  The NYSE notified Ashland on November 14, 2008 that it had filed such Form 25 with the SEC on that date.  By SEC rule, the removal of such Hercules common stock from listing on the NYSE will become effective on November 24, 2008.  Ashland intends to file a Form 15 with the SEC on Hercules’ behalf on or about November 24, 2008 in order to complete the deregistration of Hercules’ common stock under the Securities Exchange Act of 1934.

Item 3.03.                Material Modification to Rights of Security Holders.

On November 13, 2008, pursuant to the Merger Agreement, Ashland Sub One, Inc., a wholly owned subsidiary of Ashland formed solely for the purpose of effecting the Merger (“Merger Sub”), merged with and into Hercules, with Hercules continuing its corporate existence as a wholly owned subsidiary of Ashland.  As a result of the Merger, Hercules common stock is no longer publicly traded.

Pursuant to the Merger Agreement, each share of Hercules common stock outstanding at the effective time of the Merger was converted into the right to receive 0.0930 of a share of Ashland common stock (the “exchange ratio”) and

$18.60 in cash, without interest.  Holders of Hercules common stock are entitled to receive cash in lieu of any fractional shares of Ashland common stock they otherwise would be entitled to receive pursuant to the exchange ratio.

As described in Item 2.04 of this Current Report on Form 8-K, the Hercules 8% Debentures outstanding at the effective time of the Merger have been called for redemption in accordance with the provisions of the 8% Indenture.  Such description in Item 2.04 is incorporated by reference into this Item 3.03.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K, dated July 11, 2008, filed by Hercules on July 14, 2008 and is incorporated into this Item 3.03 by reference.

Item 5.01.                 Changes in Control of Registrant.

Pursuant to the Merger Agreement, on November 13, 2008, Merger Sub, a wholly owned subsidiary of Ashland formed solely for the purpose of effecting the Merger, merged with and into Hercules.  Hercules was the surviving corporation and the separate corporate existence of Merger Sub ceased as of the effective time of the Merger.  As a result of the Merger, Hercules became a wholly owned subsidiary of Ashland.  Hercules common stock is no longer publicly traded.

Pursuant to the Merger Agreement, each share of Hercules common stock outstanding at the effective time of the Merger was converted into the right to receive 0.0930 of a share of Ashland common stock and $18.60 in cash, without interest.  The aggregate consideration payable to Hercules shareholders in accordance with the Merger Agreement is approximately 10.5 million shares of Ashland common stock and $2.1 billion in cash.  The cash portion of the merger consideration was funded through a combination of cash on hand and debt financing provided by Bank of America, N.A. (including an affiliate) and The Bank of Nova Scotia.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K, dated July 11, 2008, filed by Hercules on July 14, 2008 and is incorporated into this Item 5.01 by reference.

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

None of the principal executive officer, president, principal financial officer, principal accounting officer, principal operating officer, or any person performing similar functions, or any named executive officer or director of Hercules prior to the completion of the Merger continued as such officers or directors of Hercules, except that, following completion of the Merger, Paul C. Raymond  III is President of Hercules Incorporated, the wholly-owned subsidiary of Ashland, and is a Vice President of Ashland and President of Ashland Hercules Water Technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ashland Inc., as successor registrant to Hercules Incorporated, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(as successor registrant to Hercules Incorporated)

Date: November 18, 2008	By:	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and General Counsel

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